[PLM International, Inc. LETTERHEAD]
PLM International, Inc.
One Market, Steuart Street Tower, Suite 800
San Francisco, CA 94105-1301

                                                   May 30, 1997




                       PLM INTERNATIONAL NOMINEES ENDORSED
                          BY INDEPENDENT ADVISORY FIRM

Dear Fellow Stockholder:

We are happy to report that Institutional Shareholder Services (ISS), a leading independent advisor to institutional investors on proxy and other shareholder-related matters, has recommended that their clients vote in favor of the Company's nominees for election to the Board of Directors and support the Company's opposition to two of five stockholder proposals (1).

IN MAKING ITS RECOMMENDATIONS TO VOTE IN FAVOR OF THE COMPANY'S NOMINEES, ISS QUESTIONS THE DEGREE OF VALUE EITHER NOMINEES PUT FORTH BY GARY ENGLE AND HIS STOCKHOLDER COMMITTEE COULD ADD TO THE BOARD OF DIRECTORS. ISS states that the previous business relationship and commercial conflicts Mr. Jebsen has with the company are "bothersome" and could represent a conflict of interest. ISS states that Mr. Witter lacks relevant industry expertise.

Furthermore, ISS observes that apart from auctioning the Company, Engle has not put forth any concrete business plan. BECAUSE OF ITS UNCERTAINTY REGARDING
ENGLE'S LONG-RANGE INTENTIONS AND "MANAGEMENT'S STAUNCH PROGRESS IN REPOSITIONING THE COMPANY," ISS SEES NO REASON TO CHANGE THE BOARD OF DIRECTORS OR OPPOSE THE COMPANY'S NOMINEES.

On May 23, Engle and his stockholder committee sent you a letter attacking management and listing its "goals" for the Company. We believe you should review inconsistencies between Engle's statements and his actions.

                      YOUR VOTE IS IMPORTANT -- PLEASE VOTE
                           YOUR WHITE PROXY CARD TODAY


(1) The consent of ISS to the use of quotations from its report, dated May 27, 1997, prepared by Shirley Westcott has neither been sought nor obtained.

                         MR. ENGLE -- WHERE'S THE BEEF?

                     WHAT ENGLE SAYS IS NOT WHAT ENGLE DOES



         ENGLE SAYS:                "Sell PLM to the highest  bidder" -- May 23,
                                    1997

         ENGLE DOES:                In his  original  plan  communicated  to the
                                    Company on April 28, 1997,  Engle "proposes"
                                    to make an offer of $5.00  per share for PLM
                                    International  common  stock  in a  cash-out
                                    merger.   CONSISTENT   WITH  ITS   FIDUCIARY
                                    DUTIES,  THE  BOARD OF  DIRECTORS  REQUESTED
                                    COPIES OF FINANCIAL  STATEMENTS AND EVIDENCE
                                    OF  FINANCIAL   CAPABILITY  FROM  ENGLE.  In
                                    response, Engle submits only a six sentence letter from his bank stating it is "prepared to work" with Engle on such a transaction.

                                    After careful review, on May 12, 1997, the Board of Directors announces it will no longer pursue Engle's expression of interest in the Company. Realizing that he can not have the Company at his price (ISS opines Engle's price is inadequate), he now wants to force a sale of a Company that has for the last nine quarters begun to show its growth potential. ENGLE DOES NOT APPEAR TO BE A VALUE BUILDER, LEADING US TO INQUIRE "WHERE'S THE BEEF?"



         ENGLE SAYS:                Give me the  list of  stockholders  so I can
                                    make  a  tender  offer  for  shares  of  PLM
                                    International.

         ENGLE DOES:                The Company has  previously  provided a list
                                    to  Engle  and is  updating  the  list  on a
                                    regular basis. PLM International tells Engle
                                    that it is willing to provide  another  list
                                    if  Engle   commences  a  tender   offer  in
                                    accordance  with  applicable law. ENGLE DOES
                                    NOTHING.



         ENGLE SAYS:                "There  are  opportunities  to  dramatically
                                    improve PLM's profitability."


         ENGLE DOES:                AS ISS  HIGHLIGHTS,  ENGLE HAS NOT PUT FORTH
                                    ANY CONCRETE BUSINESS PLAN.  FURTHER,  ENGLE
                                    CONCEDED  TO ISS HE LACKS  FAMILIARITY  WITH
                                    PLM'S STRATEGIC  TRAILER  LEASING  BUSINESS.
                                    Engle had so little faith in the future of American Finance Group he sold to PLM for only $2.0 million. Did something make him change his mind? PLM dramatically cut costs at American Finance Group and refocused its lease origination business generating in excess of $190 million in equipment leases in 1996, AFG's first year of operations under PLM. AFG should earn in excess of $3.5 million in 1997 alone and even more in 1998.

                                    EVEN ISS IS  INCLINED  TO AGREE  WITH  PLM'S
                                    MANAGEMENT  THAT ENGLE SOLD AFG TOO LOW, AND
                                    NOW  THAT IT HAS  SOME  VALUE  ADDED,  ENGLE
                                    WANTS TO REACQUIRE IT AND POSSIBLY LIQUIDATE
                                    IT.

         ENGLE NEVER SAYS:

                                ***** PLM HAS NINE CONSECUTIVE QUARTERS OF PROFITABILITY!

                                ***** SINCE RESTRUCTURING PLAN COMPLETED IN 1994, COMMON STOCK PRICE HAS INCREASED 132 PERCENT! ANNUALIZED RETURN TO SHAREHOLDER SINCE FOURTH QUARTER 1994 HAS BEEN 62 PERCENT!

                                ***** SINCE 1993, 3.5 MILLION SHARES OF COMMON STOCK REPURCHASED AT BELOW BOOK VALUE FOR $12.4 MILLION. 2.8 MILLION SHARES OF PREFERRED STOCK REDEEMED!

                                ***** LONG TERM RECOURSE DEBT REDUCED 150.8 MILLION SINCE 1991!

                                ***** COMPANY-ADOPTED THREE PRONG STRATEGIC PLAN IN MAY 1996 HAS ALREADY RESULTED IN HIGHER EARNINGS!

                                ***** COMPANY ENGAGES INVESTMENT BANKING FIRM OF JOSEPHTHAL, LYON & ROSS TO ASSIST THE BOARD IN ITS REVIEW OF FINANCIAL AND STRATEGIC ALTERNATIVES!



                          ENGLE CHOOSES NOT TO PRESENT
                               THE ENTIRE PICTURE


In support of his goals, Engle has disseminated proxy materials that we believe rely to a large extent on a one-sided view of the Company's historical results of operations going back to 1991. To fairly evaluate management's performance and plans, I thought you would welcome a more complete picture of the challenges and events that influenced our decisions.

In 1991 and 1992 we, like all equipment leasing companies, faced a difficult economy that particularly hurt our aircraft, ship and trailer markets. Since then we have been busy with the strenuous process of repositioning PLM International for long term growth by strengthening the Company's financial position. In 1992 we settled litigation that unnecessarily diverted our focus and capital from operations. OVER THE NEXT FIVE YEARS, WE MADE SUBSTANTIAL PROGRESS THROUGH MAJOR REDUCTIONS IN TOTAL DEBT; REFINANCING OUR SENIOR DEBT ON MORE FLEXIBLE, LESS EXPENSIVE TERMS; ELIMINATION OF THE EMPLOYEE STOCK OWNERSHIP PLAN AND PREFERRED STOCK DIVIDEND; AND TERMINATION OF SYNDICATION ACTIVITIES. During this period our earnings fluctuated greatly due in large part to the decision to sell the Company's portfolio of under performing transportation equipment.

While these improvements were achieved at a cost to the Company, namely a smaller asset base and reduced operating lease revenue, they allowed us to embark on our new strategy to grow the Company. THIS NEW STRATEGY, AS REFLECTED IN THE IMPORTANT ACCOMPLISHMENTS ABOVE, IS WELL ON ITS WAY. In addition, the Company is continuing its efforts to build further stockholder value. We have engaged investment banking firm of Josephthal, Lyon & Ross to assist the Board of Directors in its review of financial and strategic alternatives.

We have rebuilt PLM International into a financially sound, growth company. The process has been difficult and at times frustrating. Indeed, ISS observes that most of our former competing syndicators, unable to make the transition from fund managers to equipment leasing companies, have gone into Chapter 11. DO NOT LET ENGLE AND OTHER OPPORTUNISTS TAKE ADVANTAGE OF YOU. OUR FUTURE IS BRIGHT. HOPEFULLY, WE WILL SHARE IT TOGETHER.

WE STRONGLY URGE YOU AGAIN TO SIGN, DATE AND MAIL THE WHITE PROXY CARD SUPPORTING OUR SLATE OF DIRECTORS AND REJECTING THE PROPOSALS OF MR. ENGLE AND HIS STOCKHOLDER COMMITTEE. DISREGARD ANY GREEN PROXY CARD YOU MAY RECEIVE.

                         If you have further questions,
                                  please call:

                                     [logo]
                            MacKenzie Partners, Inc.
                                156 Fifth Avenue
                               New York, NY 10010

                          CALL TOLL FREE (800) 322-2885
                               FAX: (212) 929-0308

                               SUPPORT YOUR BOARD
                       VOTE PLM'S WHITE PROXY CARD TODAY!



Sincerely,


/S/ ROBERT N. TIDBALL
--------------------------
Robert N. Tidball
President and Chief Executive Officer